U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2006

Summit Environmental Corporation, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	333-48659 (Commission File Number)	73-1537206 (IRS Employer I.D. Number)

210 South Green
Longview, TX 75601
800-522-7841
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006 Summit Environmental Corporation, Inc. entered into a License Agreement with BioGenesis Enterprises, Inc., a company affiliated with Summit through a director’s position of both companies filled by Dr. Mohsen Amiran. BioGenesis also is the inventor of Summit’s fire suppressant products and industrial cleaning products with regard to which BioGenesis receives royalties from sales of these products.

The February 1, 2006 license relates to certain proprietary, trade secret, chemical formulations for industrial uses that also have broad applications in consumer markets and also relates to certain technologies for the remediation of contaminated soil, sediment and structures. The license for the proprietary consumer chemical formulations is worldwide and is exclusive except with regard to existing customers of BioGenesis. The license for the proprietary remediation technology is worldwide and non-exclusive but is capable of becoming exclusive should Summit acquire the infrastructure and capability to market the technology worldwide.

BioGenesis reserved a three percent royalty on total sales of consumer products and is to receive 500,000 shares of Summit’s common stock and 500,000 three-year, common stock purchase warrants exercisable at the midpoint price Summit’s common stock closed at on February 1, 2006, which price is estimated to be approximately $0.88.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements.

None

(d)           Exhibits

The following exhibit is filed as part of this Form 8-K:

Exhibit No.    Description

10.12	License Agreement - Consumer Chemicals and Proprietary Remediation Technology, executed 02-01-06 by BioGenesis Enterprises, Inc. and Summit Environmental Corporation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2006	Summit Environmental Corporation, Inc.

By: /s/ B. Keith Parker
B. Keith Parker, Chief Executive Officer

Summit Environmental Corporation, Inc.
Commission File No. 333-48659

EXHIBIT INDEX

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2006

The following exhibit is filed as part of this Form 8-K:

Exhibit No.     Description

10.12	License Agreement - Consumer Chemicals and Proprietary Remediation Technology, executed 02-01-06 by BioGenesis Enterprises, Inc. and Summit Environmental Corporation, Inc.